Exhibit 99.1

LRR Energy, L.P. Announces Second Quarter 2013 Results

Houston, Texas (August 1, 2013) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy” or the “Partnership”) announced today its operating and financial results for the three and six months ended June 30, 2013.

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “We are very pleased with our second quarter, which included strong operating and financial results and the closing of our second acquisition this year.  Adjusted EBITDA, distributable cash flow and distribution coverage improved significantly from the first quarter of 2013.”  Charlie Adcock, Co-Chief Executive Officer, reflected that, “Second quarter results benefited from higher production due to the closing of our recent drop down transaction and increased development activity, higher oil price realizations due to a lower Midland to Cushing differential, and lower operating costs due to less workover activity during the quarter compared to the first quarter.”

Selected Financial and Operating Information

LRR Energy’s financial statements have been recast to include all closed acquisitions through June 30, 2013 from Lime Rock Resources since its initial public offering, as the acquisitions are considered between entities under common control.  A summary of selected financial and operating information follows.  For consolidated financial statements for the period ended June 30, 2013, please see the accompanying tables on pages 7-9.

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
	(unaudited)
	(in thousands)

Oil, natural gas and natural gas liquids sales	$29,007	$52,785
Realized gain on commodity derivative instruments	$2,143	$6,248
Unrealized gain on commodity derivative instruments	$10,211	$39
Total revenues	$41,379	$59,159
Lease operating expense	$5,270	$12,067
Production and ad valorem taxes	$2,198	$4,044
General and administrative expense	$2,768	$6,197
Interest expense	$2,249	$4,514
Net income	$20,523	$13,521
Net income per limited partner unit	$0.78	$0.53

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
	(unaudited)
	(in thousands)

Capital expenditures	$9,988	$14,375
Adjusted EBITDA (1)	$21,331	$37,573
Distributable Cash Flow (1)	$14,059	$23,092

Cash distribution - common unitholders	$9,433	$18,817
Cash distribution - all unitholders	$12,703	$25,340
Distribution Coverage Ratio - common unitholders	1.49	1.23
Distribution Coverage Ratio - all unitholders	1.11	0.91

(1)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 10.

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013

Average net production (Boe/d)	6,484	6,365
Average cost per Boe:
Lease operating expense	$8.93	$10.48
Production and ad valorem taxes	$3.72	$3.51
General and administrative expense	$4.69	$5.38

LRR Energy’s average net production of 6,484 Boe/d for the quarter was up meaningfully from production in the first quarter 2013 in spite of being negatively impacted by continued flaring at the Red Lake field of approximately 90 Boe/d and continued curtailments at the Pecos Slope field of 1.0 MMcf/d (167 Boe/d).  At the Red Lake field, LRR Energy is currently flaring approximately 90 Boe/d due to third-party plant compression limits and expects that it will continue to flare at this level until a new compressor station at the plant is put into service, which the Partnership expects will occur during the fourth quarter of 2013.  The Partnership expects the Pecos Slope curtailment to remain at the level above until late 2013 when a field-wide nitrogen rejection facility is installed.  The Partnership’s July 2013 average net production through July 25, 2013 was approximately 6,550 Boe/d.

The actual timing and amount of resumed production related to the items above may differ from these estimates.

On April 1, 2013, LRR Energy closed its previously announced acquisition of oil and natural gas properties in the Mid-Continent region in Oklahoma and crude oil hedges from its sponsor, Lime Rock Resources, for a purchase price of $38.2 million, subject to customary purchase price adjustments.  The Partnership funded the acquisition with the net proceeds from the equity offering it completed in March 2013 in which it raised approximately $59.5 million after deducting underwriting discounts and estimated offering expenses.

Recent Events

As of July 31, 2013, the Partnership had $188 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $62 million of available borrowing capacity under its revolving credit facility which management believes provides ample financial flexibility to execute its 2013 capital program and distribution strategy.

On July 19, 2013, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the second quarter of 2013 of $0.485 per outstanding unit, or $1.94 on an annualized basis.  The distribution will be paid on August 14, 2013 to all unitholders of record as of the close of business on July 30, 2013.

2013 Guidance

As with the Partnership’s previously disclosed 2013 guidance, the guidance below assumes the 2013 acquisitions closed on January 1, 2013. LRR Energy is increasing the bottom end of its daily production guidance range by 50 Boe/d, reconfirming its LOE per Boe guidance and increasing its capital expenditure guidance by $2 million for 2013. Based on current estimates, and assuming no future acquisitions, the Partnership’s updated full year 2013 guidance is as follows:

2013 Guidance
Daily Production (Boe/d)	6,300 - 6,550

LOE ($/Boe)	$10.50 - $11.00

Capital Expenditures ($MM)
Maintenance	$20.3
Growth and other	11.7
Total	$32.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of June 30, 2013, LRR Energy had the following outstanding derivative contracts.

	Index	2013	2014	2015	2016	2017

Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	3,790,956	6,077,016	5,500,236	5,433,888	5,045,760
Weighted average price		$5.09	$5.53	$5.72	$4.29	$4.61

Basis swaps (MMBTUs)	NYMEX	3,723,151	5,876,098	5,326,559	2,877,047	—
Weighted average price		$(0.1364)	$(0.1521)	$(0.1661)	$(0.1115)	$—

Puts (MMBTUs)	NYMEX-HH	49,260	—	—	—	—
Strike price		$3.00	$—	$—	$—	$—

	Index	2013	2014	2015	2016	2017

Oil positions
Price swaps (BBLs)	NYMEX-WTI	355,741	580,357	420,381	397,488	198,744
Weighted average price		$95.45	$95.93	$94.72	$86.02	$85.75

Basis swaps (BBLs)	Argus-	239,780	410,400	—	—	—
Weighted average price	Midland-Cushing	$(1.25)	$(1.00)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	108,450	183,857	—	—	—
Weighted average price		$41.99	$34.11	$—	$—	$—

Subsequent to June 30, 2013, LRR Energy acquired the following commodity hedges.

	Index	2013	2014

Oil positions
Price swaps (BBLs)	NYMEX-WTI	17,100	93,637
Weighted average price		$101.61	$95.35

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than August 9, 2013.  The 10-Q will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Friday, August 2, 2013, at 10:00 a.m. EDT (9:00 a.m. CDT) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 17423917).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through August 20, 2013. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 17423917).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and  other similar words.  Actual results and future events could differ materially from those anticipated or implied in such statements.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Production:
Oil (MBbls)	210	218	398	407
Natural gas (MMcf)	1,843	2,161	3,651	4,347
NGLs (MBbls)	73	76	145	143
Total (MBoe)	590	654	1,152	1,275
Average net production (Boe/d)	6,484	7,187	6,365	7,005

Average sales price:
Oil (per Bbl)
Sales price	$90.53	$85.82	$86.62	$91.37
Effect of realized commodity derivative instruments	0.39	5.12	0.80	2.64
Realized price	$90.92	$90.94	$87.42	$94.01
Natural gas (per Mcf)
Sales price	$4.19	$2.23	$3.78	$2.49
Effect of realized commodity derivative instruments	0.87	2.42	1.41	2.42
Realized price	$5.06	$4.65	$5.19	$4.91
NGLs (per Bbl)
Sales price	$31.16	$38.88	$31.10	$43.26
Effect of realized commodity derivative instruments	6.26	6.33	5.49	3.41
Realized price	$37.42	$45.21	$36.59	$46.67

Average cost per Boe:
Lease operating expenses	$8.93	$12.23	$10.48	$11.83
Production and ad valorem taxes	3.72	2.95	3.51	2.98
Depletion and depreciation	17.16	18.36	17.58	17.75
General and administrative expenses	4.69	5.27	5.38	5.29

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Oil sales	$19,012	$18,709	$34,475	$37,188
Natural gas sales	7,720	4,827	13,800	10,810
Natural gas liquids sales	2,275	2,955	4,510	6,186
Realized gain on commodity derivative instruments	2,143	6,820	6,248	12,068
Unrealized gain on commodity derivative instruments	10,211	12,953	39	12,365
Other income	18	—	87	3
Total revenues	41,379	46,264	59,159	78,620

Operating expenses:
Lease operating expense	5,270	8,003	12,067	15,071
Production and ad valorem taxes	2,198	1,929	4,044	3,800
Depletion and depreciation	10,129	12,011	20,239	22,627
Impairment of oil and natural gas properties	—	—	—	3,093
Accretion expense	477	390	947	774
Loss (gain) on settlement of asset retirement obligations	360	(10)	335	(108)
General and administrative expense	2,768	3,450	6,197	6,745
Total operating expenses	21,202	25,773	43,829	52,002

Operating income	20,177	20,491	15,330	26,618

Other income (expense), net
Interest expense	(2,249)	(1,332)	(4,514)	(2,460)
Realized loss on interest rate derivative instruments	(178)	(108)	(352)	(141)
Unrealized gain (loss) on interest rate derivative instruments	2,835	(2,852)	3,124	(2,047)
Other income (expense), net	408	(4,292)	(1,742)	(4,648)

Income before taxes	20,585	16,199	13,588	21,970
Income tax expense	(62)	(24)	(67)	(150)
Net income	$20,523	$16,175	$13,521	$21,820
Net income attributable to predecessor operations	—	(3,970)	(448)	(5,766)
Net income available to unitholders	$20,523	$12,205	$13,073	$16,054

Computation of net income per Limited partner unit:

General partners’ interest in net income	$21	$12	$13	$16

Limited partners’ interest in net income	$20,502	$12,193	$13,060	$16,038

Net income per limited partner unit (basic and diluted)	$0.78	$0.54	$0.53	$0.72

Weighted average number of limited partner units outstanding	26,169	22,428	24,555	22,425

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,521	$21,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and depreciation	20,239	22,627
Impairment of oil and natural gas properties	—	3,093
Unrealized gain on derivative instruments, net	(3,163)	(10,318)
Accretion expense	947	774
Amortization of equity awards	253	150
Amortization of derivative contracts	508	1
Amortization of deferred financing costs and other	187	159
Loss (gain) on settlement of asset retirement obligations	335	(108)
Purchase of derivative contracts	—	(59)
Changes in operating assets and liabilities:
Change in receivables	(2,568)	4,472
Change in prepaid expenses	(279)	(84)
Change in accrued liabilities and deferred tax liabilities	2,581	(1,438)
Change in amounts due to/from affiliates	(5,446)	47
Net cash provided by operating activities	27,115	41,136

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	—	(8,719)
Development of oil and natural gas properties	(14,375)	(12,607)
Expenditures for other property and equipment	—	(16)
Net cash used in investing activities	(14,375)	(21,342)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	38,000	67,000
Principal payments on revolving credit facility	(24,000)	(50,000)
Borrowings under term loan	—	50,000
Equity offering, net of expenses	59,513	—
Deferred financing costs	—	(532)
Distribution to Lime Rock Resources	(60,672)	(65,114)
Contribution to Lime Rock Resources	(734)	(2,128)
Distributions	(23,422)	(15,877)
Net cash used in financing activities	(11,315)	(16,651)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,425	3,143

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,467	1,513

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,892	$4,656

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Change in accrued capital costs	$4,662	$(5,303)
Asset retirement obligations	(313)	(81)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,892	$3,467
Accounts receivable	9,818	7,250
Commodity derivative instruments	14,200	16,484
Due from affiliates	3,469	—
Prepaid expenses	1,027	748
Total current assets	33,406	27,949
Property and equipment (successful efforts method)	859,554	840,736
Accumulated depletion, depreciation and impairment	(345,005)	(324,774)
Total property and equipment, net	514,549	515,962
Commodity derivative instruments	21,454	20,000
Deferred financing costs, net of accumulated amortization	1,349	1,559
TOTAL ASSETS	$570,758	$565,470
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$4,002	$1,415
Accrued capital cost	7,023	2,361
Due to affiliates	—	1,977
Commodity derivative instruments	1,657	1,671
Interest rate derivative instruments	588	659
Asset retirement obligations	387	500
Total current liabilities	13,657	8,583
Long-term liabilities:
Commodity derivative instruments	503	874
Interest rate derivative instruments	473	3,526
Term loan	50,000	50,000
Revolving credit facility	192,000	178,000
Asset retirement obligations	34,776	33,591
Deferred tax liabilities	114	120
Total long-term liabilities	277,866	266,111
Total liabilities	291,523	274,694
Unitholders’ equity:
Predecessors’ capital	—	60,941
General partner (22,400 units issued and outstanding as of June 30, 2013 and December 31, 2012)	387	396
Public common unitholders (17,598,939 units issued and outstanding as of June 30, 2013 and 10,676,742 units issued and outstanding as of December 31, 2012)	239,689	169,919
Affiliated common unitholders (1,849,600 units issued and outstanding as of June 30, 2013 and 5,049,600 units issued and outstanding as of December 31, 2012)	8,231	25,563
Subordinated unitholders (6,720,000 units issued and outstanding as of June 30, 2013 and December 31, 2012)	30,928	33,957
Total unitholders’ equity	279,235	290,776
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$570,758	$565,470

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income plus income tax expense; interest expense-net, including realized and unrealized losses on interest rate derivative contracts; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; (gain) loss on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; amortization of derivative contracts; impairment of oil and natural gas properties; less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that the Partnership deems appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of the Partnership’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of the Partnership’s outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks and others, to assess the Partnership’s operating performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis and the ability of its assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders  to net income, the Partnership’s most directly comparable GAAP financial performance measure, for the three and six months ended June 30, 2013 and 2012.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013	2012	2013	2012

Net income	$20,523	$16,175	$13,521	$21,820
Income tax expense	62	24	67	150
Interest expense-net, including realized and unrealized losses on interest rate derivative instruments	(408)	4,292	1,742	4,648
Depletion and depreciation	10,129	12,011	20,239	22,627
Accretion of asset retirement obligations	477	390	947	774
Amortization of equity awards	138	81	253	150
Loss (gain) on settlement of asset retirement obligations	360	(10)	335	(108)
Unrealized losses on commodity derivative instruments	—	—	—	—
Amortization of derivative contracts	261	1	508	1
Impairment of oil and natural gas properties	—	—		3,093
Interest income	—	—		—
Unrealized gain on commodity derivative instruments	(10,211)	(12,953)	(39)	(12,365)
Adjusted EBITDA	$21,331	$20,011	$37,573	$40,790

Adjusted EBITDA	21,331	20,011	37,573	40,790
Income tax expense	(62)	(24)	(67)	(150)
Cash interest expense	(2,135)	(1,080)	(4,264)	(2,490)
Estimated maintenance capital (1)	(5,075)	(5,075)	(10,150)	(10,150)
Distributable Cash Flow	$14,059	$13,832	$23,092	$28,000

Cash distribution - common unitholders	$9,433	$7,462	$18,817	$14,923
Cash distribution - all unitholders	$12,703	$10,664	$25,340	$21,328
Distribution Coverage Ratio - common unitholders	1.49	1.85	1.23	1.88
Distribution Coverage Ratio - all unitholders	1.11	1.30	0.91	1.31

(1)         Amount represents pro-rated capital for the period.